SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 27, 2013

Commission File	Registrant, State of Incorporation, Address of	I.R.S. Employer
Number	Principal Executive Offices and Telephone	Identification
	Number	Number

001-08788	NV ENERGY, INC.	88-0198358
Nevada
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 402-5000

000-52378	NEVADA POWER COMPANY d/b/a	88-0420104
NV ENERGY
Nevada
6226 West Sahara Avenue
Las Vegas, Nevada 89146
(702) 402-5000

000-00508	SIERRA PACIFIC POWER COMPANY d/b/a	88-0044418
NV ENERGY
Nevada
P.O. Box 10100 (6100 Neil Road)
Reno, Nevada 89520-0400 (89511)
(775) 834-4011

None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events
SIGNATURES

Item 8.01.	Other Events.

On September 27, 2013, the Public Utilities Commission of Nevada issued its final order (the “Order”) regarding the annual requests of the two utility subsidiaries of NV Energy, Inc., Nevada Power Company d/b/a NV Energy and Sierra Pacific Power Company d/b/a NV Energy (“Utilities”) for the resetting of base energy efficiency implementation (EEIR) rates and certain other rates. The Order is available at http://puc.nv.gov/Dockets/Dockets/, under Dockets 13-03003, 13-03004 and 13-03005.

Among other things, the Order requires that approximately $15 million in EEIR revenues collected by the Utilities during the 2012 fiscal test period be returned to customers, due largely to a finding that the Utilities earned more than their authorized rates of return for 2012. The Utilities are assessing the impact of this order on EEIR revenues recorded for 2013 to date, and will reflect the related regulatory accounting adjustments in results for the third quarter of 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have each duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

NV Energy, Inc.
(Registrant)

October 4, 2013	By:	/s/ E. Kevin Bethel
E. Kevin Bethel
Vice President and Chief Financial Officer

Nevada Power Company d/b/a NV Energy
(Registrant)

October 4, 2013	By:	/s/ E. Kevin Bethel
E. Kevin Bethel
Vice President and Chief Financial Officer

Sierra Pacific Power Company d/b/a NV Energy
(Registrant)

October 4, 2013	By:	/s/ E. Kevin Bethel
E. Kevin Bethel
Vice President and Chief Financial Officer